EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The Company has no parent.  The following were subsidiaries of the Company as of December 31, 2008.

		Percentage of
	Jurisdiction	Voting Securities
	of	Owned By
Name	Organization	Immediate Parent
Bemis Company, Inc.	Missouri

Bemis Clysar, Inc.	Minnesota	100%
Bemis Czech Republic, s.r.o.	Czech Republic	100%
Bemis Deutschland Holdings GmbH	Germany	100%
Bemis Packaging Deutschland GmbH	Germany	100%
Bemis Europe Holdings, S.A.	Belgium	100%
Bemis Monceau S.A.	Belgium	100%

Bemis Flexible Packaging de Mexico, S.A. de C.V.	Mexico	100%
Bemis Flexible Packaging Mexico Servicios, S.A. de C.V.	Mexico	100%
Bemis Flexible Packaging (Suzhou) Co., Ltd.	China	100%
Bemis France Holdings S.A.S.	France	100%
Bemis Le Trait S.A.S.	France	100%
Bemis Packaging France S.A.S.	France	100%

Bemis Hungary Trading Limited Liability Company	Hungary	100%
Bemis Packaging Danmark ApS	Denmark	100%
Bemis Packaging Sverige A.B.	Sweden	100%
Bemis Packaging U.K. Ltd.	United Kingdom	100%

Bemis (Shanghai) Trading Co., Ltd.	China	100%
Bemis Valkeakoski Oy	Finland	100%
Bolsas Bemis S.A. de C.V.	Mexico	100%
Bolsas Bemis Servicios Mexico S.A. de C.V.	Mexico	100%

Curwood, Inc.	Delaware	100%
Curwood Packaging (Canada) Limited	Canada	100%
Bemis Packaging Ireland Limited	Ireland	100%
Bemis Swansea Limited	United Kingdom	100%
Bemis Packaging Espana sl	Spain	100%
Itap Bemis Ltda.	Brazil	22%

Perfecseal, Inc.	Delaware	100%
Perfecseal Internacional de Puerto Rico, Inc.	Delaware	100%
Perfecseal International Ltd.	Delaware	100%
Perfecseal Limited	United Kingdom	100%
Bemis Asia Pacific Sdn Bhd	Malaysia	100%

DEMF DT Holdings I, LLC	Delaware	100%
Itap Bemis Ltda.	Brazil	23%
Hayco Liquidation Company	Delaware	100%
Bemis U.K. Limited	United Kingdom	50%

MacKay, Inc.	Kentucky	100%
MACtac Mexico Servicios, S.A. de C.V.	Mexico	51%
Milprint, Inc.	Wisconsin	100%
Bemis Elsham Limited	United Kingdom	100%

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		Percentage of
	Jurisdiction	Voting Securities
	of	Owned By
Name	Organization	Immediate Parent

Dixie Toga S.A.	Brazil	100%
American Plast S.A.	Argentina	61%
Dixie Toga International Ltd.	Cayman Islands	100%
Impressora Paranaense S.A.	Brazil	100%
Insit Embalagens Ltda.	Brazil	90%
Itap Bemis Ltda.	Brazil	55%
Itap Bemis Centro Oeste-Industria e Comércio de Embalagens Ltda.	Brazil	100%
Curwood Chile Ltda.	Chile	100%
Laminor S.A.	Brazil	50%

Morgan Adhesives Company	Ohio	100%
Bemis Coordination Center S.A.	Belgium	33%
Bemis U.K. Limited	United Kingdom	50%
MACtac U.K. Limited	United Kingdom	100%
Electronic Printing Products, Inc.	Ohio	100%
MACtac Canada Limited/Limitee	Canada	100%
MACtac Europe S.A.	Belgium	11%
MACtac Europe S.A.	Belgium	89%
Bemis Coordination Center S.A.	Belgium	67%
Bemis Polska Sp. z o.o.	Poland	100%
MACtac Asia-Pacific Self-Adhesive Products Pte Ltd.	Singapore	100%

MACtac Deutschland GmbH	Germany	100%
MACtac France E.U.R.L.	France	100%
Multi-Fix N.V.	Belgium	100%

MACtac Mexico, S.A. de C.V.	Mexico	100%
MACtac Mexico Servicios, S.A. de C.V.	Mexico	49%
MACtac Scandinavia A.B.	Sweden	100%

Pervel Industries, Inc.	Delaware	100%

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